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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Diedrich Coffee, Inc.:

     We consent to the use in the Registration Statement on Form S-3 filed on or about September 11, 2001, of Diedrich Coffee, Inc. and subsidiaries of our report dated September 22, 2000, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended June 26, 1999 of Coffee People, Inc. and subsidiaries, which report is included herein, and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                 /s/  KPMG LLP

Orange County, California
September 11, 2001